CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement of Conseco Variable Annuity Account H (the "Account") on Form N-4 (File Nos. 333-90737 and 811-09693) of our report dated April 13, 2000, on our audits of the financial statements of Conseco Variable Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants".



                                           /s/PricewaterhouseCoopers LLP
                                           -------------------------------
                                               PricewaterhouseCoopers LLP


Indianapolis, Indiana
December 26, 2000